UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 22, 2008
PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)
Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 22, 2008, PetroQuest Energy, L.L.C. (“PELLC”), a wholly-owned subsidiary of PetroQuest Energy, Inc., a Delaware corporation (the “Company”), the Company, Pittrans, Inc. and TDC Energy LLC entered into Amendment No. 5 to Second Amended and Restated Credit Agreement (the “Fifth Amendment”), which amends the Second Amended and Restated Credit Agreement dated November 18, 2005, among the Company, PELLC, JPMorgan Chase Bank, N.A., Macquarie Bank Limited and Calyon New York Branch (as the same may have been and may hereafter be amended from time to time, the “Credit Agreement”). Pursuant to the Fifth Amendment, the Borrowing Base (as such term is defined in the Credit Agreement), has been increased from $80.0 million to $95.0 million effective April 1, 2008. The foregoing description of the Fifth Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.
     On April 22, 2008, the Company entered into the Fifth Amendment, which increased the Borrowing Base (as such term is defined in the Credit Agreement) from $80.0 million to $95.0 million effective April 1, 2008. The discussion under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits:
     10.1 Amendment No. 5 to Second Amended and Restated Credit Agreement, dated effective as of April 1, 2008, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans, Inc., TDC Energy LLC, JPMorgan Chase Bank, N.A. as lender, agent and issuer of letters of credit, Macquarie Bank Limited as lender, and Calyon New York Branch as lender and syndication agent.
[Signature page follows]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: April 24, 2008	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

3